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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-59107, 333-63663, 333-72833, 333-80615,
333-89669, 333-89687, 333-42184, and 333-47518), on Form S-4 (No. 333-34560),
and on Form S-8 (No. 333-04589, 333-92597, 333-34596, and 333-43002) of Starbase
Corporation of our report dated March 31, 2000 relating to the financial statements of worldweb.net, inc., which appears in the Current Report on Form 8-K of Starbase Corporation dated February 20, 2001, as amended.


/s/ PricewaterhouseCoopers LLP

McLean, Virginia
May 7, 2000